UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 7, 2008 (May 5, 2008)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14223	22-3689303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

545 Washington Boulevard Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 5, 2008, Knight Capital Group, Inc. (the “Company”), Knight/Trimark, Inc., a direct wholly-owned subsidiary of the Company (the “Purchaser”), Libertas Holdings LLC (“Libertas”) and New Libertas Holdings LLC (the “Seller”) entered into an Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which the Seller will sell to the Purchaser, and the Purchaser will purchase from the Seller, all of the issued and outstanding interests of Libertas (the “Transaction”).

Pursuant to the Purchase Agreement, the Purchaser will acquire Libertas, a privately held company, for aggregate consideration (the “Consideration”) comprised of (i) approximately $50 million in cash (the “Cash Closing Consideration”) and $25 million in restricted shares of unregistered Class A common stock, par value $0.01 per share, of the Company (“Company Common Stock”) payable upon the closing of the Transaction; and (ii) up to $75 million in shares of Company Common Stock conditioned on the achievement by Libertas of certain performance targets during the three (3) years beginning on the first full month following the closing of the Transaction and payable in accordance with the Purchase Agreement. The Cash Closing Consideration is subject to an adjustment based upon the excess or deficit of working capital of Libertas at the closing of the Transaction as determined pursuant to the Purchase Agreement. With respect to each issuance of shares of Company Common Stock, the number of shares of Company Common Stock to be issued will be determined based upon the volume-weighted average price of Company Common Stock in the five (5) trading days prior to such issuance. A portion of the Consideration payable upon the closing of the Transaction that is comprised of shares of Company Common Stock will be placed in escrow to satisfy certain indemnification obligations of Libertas and the Seller. Pursuant to the Purchase Agreement, the transfer by the holders of the Consideration comprised of shares of Company Common Stock issued upon the closing of the Transaction will be restricted for varying agreed periods following their issuance.

The issuance of shares of Company Common Stock to the Seller pursuant to the Purchase Agreement is expected to be exempt from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder. Specifically, the issuance of the shares of Company Common Stock is expected to be exempt in reliance upon Rule 506 of Regulation D under the Securities Act because, among other things, the shares of Company Common Stock will only be issued to “accredited investors” as defined in Rule 501 of the Securities Act.

The Company expects the Transaction to be completed in the fall of 2008, subject to the satisfaction of customary closing conditions.

Item 7.01	FD Disclosure.

On May 5, 2008, the Company entered into the Purchase Agreement referenced in Item 3.02 above, and on May 6, 2008, the Company issued a press release announcing the Transaction. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. This information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press Release issued on May 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Associate General Counsel and Assistant Secretary

Date: May 7, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 6, 2008